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                                                               Exhibit 10.56

                             ColorSmart.com, Inc.
                           10% FEE PROMISSORY NOTE

$350,000.00                                                Madison, Tennessee
                                                           February 29, 2000

    FOR VALUE RECEIVED, the undersigned, ColorSmart.com, Inc., a Nevada corporation (the "Maker"), hereby promises to pay to the order of Roger D. Finchum, Sr, (the "Lender"), at Lender's address at 135 North Country Club drive, Hendersonville, Tennessee 37075, or such other address which Lender may specify by written notice to Maker, in Federal or other funds immediately available at the Lender's address, the principal sum of THREE HUNDRED FIFTY THOUSAND DOLLARS ($350,000.00), together with the flat fee of 10% as described below.

    This Note has been executed between the maker and the lender and delivered and executed in counterparts, via facsimile. This note is governed by the laws of the State of Tennessee and accepted by the maker as of February 29, 2000, by and between lender and Maker, as amended and modified from time to time. This Note is the "Note" referred to the ColorSmart bridge loan term sheet, for which lender has accepted and signed and attached hereto. The fee and principal on this Note shall be payable in full on or before July 1, 2000. Subject to the terms and conditions included here, the maker is entitled to pay the entire amount due to lender at any time prior to the maturity date, without pre-payment penalty.

    Upon the occurrence and during the continuance of an Event of Default of this Agreement, the holder of this Note (the "Holder") may, at its option, declare the entire unpaid principal of and fee on this Note immediately due and payable (provided that, upon the occurrence of certain Events of Default, such acceleration shall be automatic), without notice, demand, or presentment, all of which are hereby waived, and the Holder shall have the right to offset against this Note any sum or sums owed by the Holder to Maker.

    If at any time the rate of interest calculated under this Note (the "Note Rate") exceeds the Maximum Lawful Rate, the rate of interest under this Note shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Note Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Note Rate had at all times been in effect. If at the maturity (stated or by acceleration) or at the final payment of this Note the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Note Rate had at all times been in effect with respect thereto, then at such time the Maker shall pay to the Holder an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Note Rate had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

    Maker, and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money evidenced by this Note, jointly and severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of acceleration and the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

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    THIS NOTE AND THE OTHER TRANSACTION DOCUMENTS COLLECTIVELY REPRESENT THE
FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       ColorSmart.com, Inc

                                    By: /s/ Roger D. Finchum, Sr.
                                        ---------------------------
                                        Name: Roger D. Finchum, Sr.
                                        Title: Chief Executive Officer

Funds
Received by ColorSmart.com
During Jan., Feb. and March 2000
/s/ RF acknowledgement
------

Terms accepted by Lender /s/ Roger D. Finchum, Sr.
                         -------------------------

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